Exhibit 10.5

POSTROCK ENERGY CORPORATION

2010 LONG-TERM INCENTIVE PLAN

DIRECTOR RESTRICTED SHARE UNIT AWARD AGREEMENT

(With Immediate Vesting)

Date of Grant:	[ ], 2012

Number of Restricted Share Units:	[ ]

This Director Restricted Share Unit Award Agreement (the “Agreement”) dated [            ], 2012, is made by and between PostRock Energy Corporation, a Delaware corporation (the “Company”), and [            ] (“Participant”).

RECITALS:

A. The Company established the 2010 Long-Term Incentive Plan (the “Plan”), under which the Company may grant to eligible employees of the Company and its Subsidiaries and non-employee directors of the Company (“Director”) certain equity-based awards.

B. Participant is a non-employee director of the Company and the Committee has elected to grant to Participant Restricted Share Units under the Plan pursuant to and in accordance with this Agreement.

AGREEMENT:

In consideration of the mutual premises and covenants contained herein and other good and valuable consideration paid by Participant to the Company, the Company and Participant agree as follows:

Section 1. Incorporation of Plan.

All provisions of this Agreement and the rights of Participant hereunder are subject in all respects to the provisions of the Plan and the powers of the Committee therein provided. Capitalized terms used in this Agreement but not defined herein shall have the meaning set forth in the Plan.

Section 2. Grant of Restricted Share Units.

Subject to the conditions and restrictions set forth in this Agreement and the Plan, the Company hereby grants to Participant, that number of Restricted Share Units identified above opposite the heading “Number of Restricted Share Units” (the “Units”).

Section 3. Vesting; Settlement.

Vesting. Participant’s rights to the Units shall be fully vested on the Grant Date.

Settlement. The “Settlement Date” of the Units shall be the earlier of (1) the 5th Anniversary of the Grant Date or (2) the date of Participant’s Termination of Affiliation. As of the Settlement Date, a number of Shares equal to the number of Units shall be registered in the name of Participant. Not later than 10 days after the Settlement Date either (x) certificates representing such Shares shall be delivered to Participant or (y) such Shares shall be registered in a book entry brokerage account in the name of Participant, with such form of delivery determined in the Committee’s discretion.

Section 4. No Assignment of Rights.

Subject to any exceptions set forth elsewhere herein, none of the rights to receive the Units may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber a right to receive a Share under this Agreement shall be null and void.

Section 5. No Dividends or Voting Rights.

Until Shares have been delivered pursuant to this Agreement, Participant (a) is not entitled to receive any dividends or dividend equivalents, whether paid in cash or stock, or any other distributions declared on or with respect to actual Shares and (b) does not have nor may Participant exercise any voting rights with respect to any of the Shares.

Section 6. Designation of Beneficiary.

Participant may designate a person or persons (a “Beneficiary” or “Beneficiaries”) to receive, in the event of Participant’s death, Shares resulting from the Units or other property then or thereafter distributable relating to such Shares. Such designation may be made either in the space indicated at the end of this Agreement or in a written instrument delivered to the Company or its delegate and may be revoked only by a written instrument similarly delivered. If Participant fails effectively to designate a Beneficiary, the legal representative of the estate of Participant will be deemed to be the Beneficiary of Participant with respect to any such Shares or other property.

Section 7. Entire Agreement; Amendment.

This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Units granted hereby. All prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is an amendment of this Agreement.

Section 8. Governing Law.

This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, excluding its conflict of laws provisions.

Section 9. Section 409A.

The rights to, and distribution of, the Units granted hereunder are intended to satisfy the requirements of Section 409A of the Code and this Agreement shall be interpreted and administered in a manner consistent with that intent.

This Agreement has been executed and delivered by the parties hereto effective the day and year first above written.

POSTROCK ENERGY CORPORATION

By:
Terry W. Carter Chief Executive Officer, President

PARTICIPANT [ ]

Designation of Beneficiary
(Relationship to Participant)	(Name of Beneficiary) (Street Address) (City, State, Zip Code)

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